UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 15, 2015

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
On October 15, 2015, Hawaiian Electric and its electric utility subsidiaries, Maui Electric Company, Limited (Maui Electric) and Hawaii Electric Light Company, Inc. (Hawaii Electric Light) (collectively, the Companies) each entered into separate note purchase agreements (the Note Purchase Agreements) with the purchasers shown as signatories to each of the agreements included as Exhibits 4(a), 4(b) and 4(c) to this report, respectively, for an aggregate principal amount of $80 million. Hawaiian Electric is also a party as guarantor under the Note Purchase Agreements entered into by Maui Electric and Hawaii Electric Light.
Hawaiian Electric, Maui Electric and Hawaii Electric Light issued through a private placement pursuant to the Note Purchase Agreements the following series of taxable unsecured senior notes (respectively, the Hawaiian Electric Notes, the Maui Electric Notes and the Hawaii Electric Light Notes, and collectively, the Notes), as shown in the chart below.

Senior Notes, Series 2015A due October 1, 2045
Company	Amount	Interest Rate
Hawaiian Electric	$50 million	5.23%
Maui Electric	$5 million	5.23%
Hawaii Electric Light	$25 million	5.23%
Total	$80 million

All the proceeds of the Notes will be used by the Companies to finance their capital expenditures and/or for the reimbursement of funds used for the payment of capital expenditures.
Hawaiian Electric’s consolidated long-term debt, net, as of June 30, 2015 was approximately $1.21 billion. Taking into account the issuance of the Notes as described above, Hawaiian Electric’s consolidated long-term debt, net, as of June 30, 2015, as adjusted for the foregoing, would be approximately $1.29 billion.
The Note Purchase Agreements contain customary representations and warranties, affirmative and negative covenants, and events of default (the occurrence of which may result in some or all of the Notes then outstanding becoming immediately due and payable). The Note Purchase Agreements also include provisions requiring the maintenance by Hawaiian Electric and each of Maui Electric and Hawaii Electric Light of certain financial ratios consistent with those in each of the companies’ existing note purchase agreements dated April 19, 2012, September 13, 2012 (Hawaiian Electric only) and October 3, 2013. The provisions regarding the maintenance of these financial ratios are generally consistent with those in Hawaiian Electric’s existing unsecured revolving Amended and Restated Credit Agreement, dated as of April 2, 2014 with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing bank and the other parties thereto.
The Notes may be prepaid in whole or in part at any time at the prepayment price of the principal amount of the Notes to be prepaid plus payment of a “Make-Whole Amount.” Each of the Note Purchase Agreements also (a) requires the Companies to offer to prepay the Notes (without a Make-Whole Amount) in the event that there is a “change in control” where HEI ceases to own (directly or indirectly) 100% of the common stock or other securities of Hawaiian Electric that is ordinarily entitled, in the absence of contingencies, to vote in the election of Hawaiian Electric directors unless, at the time of such cessation of ownership and at all times during the period of 90 consecutive days thereafter, the long-term unsecured, unenhanced indebtedness of Hawaiian Electric maintains an investment grade rating by at least one rating agency or, if more than one rating agency rates such indebtedness, then by each such rating agency, and (b) permits the Companies to offer to prepay Notes (without a Make-Whole Amount) in the event of certain sales of assets. Under the Note Purchase Agreements, the proposed merger of HEI, the parent company of Hawaiian Electric, and NextEra Energy Inc. will be deemed to not constitute a “change in control”.
The foregoing is a brief summary of only certain of the terms and conditions of the Note Purchase Agreements and does not purport to be a complete discussion of their terms. Accordingly, the foregoing description is qualified in its entirety by reference to the Note Purchase Agreements filed as Exhibit 4(a), Exhibit 4(b) and Exhibit 4(c) to this report, which are incorporated herein by reference.
HEI and Hawaiian Electric intend to continue to use HEI's website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI's website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI's website, in addition to following HEI's, Hawaiian Electric's and American Savings Bank, F.S.B.'s (ASB's) press releases, SEC filings and public conference calls and webcasts. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Hawaiian Electric Exhibit 4(a)	Note Purchase Agreement between Hawaiian Electric Company, Inc. and the Purchasers that are parties thereto, dated as of October 15, 2015.
Hawaiian Electric Exhibit 4(b)	Note Purchase and Guaranty Agreement among Maui Electric Company, Limited, Hawaiian Electric Company, Inc. and the Purchaser that is a party thereto, dated as of October 15, 2015.
Hawaiian Electric Exhibit 4(c)	Note Purchase and Guaranty Agreement among Hawaii Electric Light Company, Inc., Hawaiian Electric Company, Inc. and the Purchasers that are parties thereto, dated as of October 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: October 16, 2015	Date: October 16, 2015

EXHIBIT INDEX

Exhibit No.        Description

Hawaiian Electric Exhibit 4(a)	Note Purchase Agreement between Hawaiian Electric Company, Inc. and the Purchasers that are parties thereto, dated as of October 15, 2015.
Hawaiian Electric Exhibit 4(b)	Note Purchase and Guaranty Agreement among Maui Electric Company, Limited, Hawaiian Electric Company, Inc. and the Purchaser that is a party thereto, dated as of October 15, 2015.
Hawaiian Electric Exhibit 4(c)	Note Purchase and Guaranty Agreement among Hawaii Electric Light Company, Inc., Hawaiian Electric Company, Inc. and the Purchasers that are parties thereto, dated as of October 15, 2015.

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